FOR IMMEDIATE RELEASE

Contact:
BPC Financial Marketing
John Baldissera,
800-368-1217

UTEK Corporation Reports Results for
Three-month and Six-month Period Ended June 30, 2004

PLANT CITY, Fla.—(BUSINESS WIRE)—August 05, 2004—UTEK Corporation (AMEX:UTK) today announced its second quarter 2004 financial results.

Quarter ended June 30, 2004 Financial Results

UTEK Corporation announced income from operations (revenue) of $1,925,587 for the second quarter ended June 30, 2004, an increase of 217%, compared to income from operations (revenue) of $606,635 for the second quarter ended June 30, 2003. Net income from operations for the second quarter of year 2004 was $342,853, as compared to ($13,299) for the second quarter of 2003. Approximately 86% and 62% of our income from operations (revenue) was received in the form of unregistered shares of common stock for the quarters ended June 30, 2004 and 2003, respectively.

The Company ended the quarter with cash, cash equivalents and short-term investments of $7,494,779, total assets of $28,469,049 and net assets of $23,161,426.

The net increase (decrease) in net assets from operations, including net income (loss) from operations, net realized and unrealized gains and losses on investments, was $(774,189) or $(0.14) per diluted common share outstanding for the quarter ended June 30, 2004, versus $864,833 or $0.20 per diluted common share outstanding for the quarter ended June 30, 2003.

Six-month period ended June 30, 2004 Financial Results

For the six-month period ended June 30, 2004, income from operations (revenue) was $2,335,686, as compared to $1,110,906 for the six-month period ended June 30, 2003, an increase of 110%. Net income from operations was $64,514 for the six-month period ended June 30, 2004 as compared to ($616,773) for the six-month period ended June 30, 2003. Approximately 77% and 61% of our income from operations (revenue) was received in the form of unregistered shares of common stock for the six-month period ended June 30, 2004 and 2003, respectively.

The net increase in net assets from operations (including net income or loss from operations and net realized and unrealized gains and losses on investments) was $7,652,868 or $1.39 per diluted common share outstanding for the six month period ended June 30, 2004, versus ($2,926,607) or $(0.72) per diluted common share outstanding for the six-month period ended June 30, 2003.

Net asset value per common share increased to $4.22 at June 30, 2004 from $2.33 at December 31, 2003, an increase of 81%.

Net increases or decreases in net assets resulting from operations can vary substantially from quarter to quarter primarily due to the changes in unrealized depreciation or appreciation and the recognition of realized gains and losses, which vary from quarter to quarter. As a result, quarterly comparisons of net increase in net assets resulting from operations may not be meaningful.

Recent Developments

Circle Group Holdings, Inc. represented 71.4% of our net assets at the quarter ended June 30, 2004. On August 4, 2004, the $2.06 market closing price per share of Circle Group Holdings, Inc. on the American Stock Exchange represented a decrease of 60% from the $5.15 market closing price per share on the American Stock Exchange on June 30, 2004. This decline in the market value of Circle Group Holdings, Inc. will have a material negative impact on UTEK’s financial condition from that reported for the period ended June 30, 2004. Management estimates that, based on this decline in the market price for Circle Group Holdings, Inc., the Company’s net asset value per share would decrease by approximately $1.13 per share or 27%, from the net asset value per share reported at June 30, 2004. The following tables contain comparative selected financial data as of June 30, 2004 and December 31, 2003 and for the three-month periods ended June 30, 2004 and June 30, 2003, respectively:

FINANCIAL POSITION INFORMATION

	June 30
	2004	December 31	Percentage
	(Unaudited)	2003	Increase
Total investments	$19,963,515	$7,745,354	158%
Total assets	$28,469,049	$12,549,448	127
Total net assets	$23,161,426	$11,152,370	108
Common shares outstanding	5,488,386	4,790,550	15
Net asset value per share	$4.22	$2.33	81

OPERATING INFORMATION

	Three Months Ended June 30		Six Months Ended June 30
	2004	2003	2004	2003
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Income from operations:
Sale of technology rights	$1,406,300	$300,000	$1,406,300	$562,857
Consulting fees	494,370	304,729	906,659	544,552
Investment income, net	24,917	1,906	22,727	3,497

	1,925,587	606,635	2,335,686	1,110,906

Expenses:
Salaries and wages	334,086	164,104	511,144	341,416
Professional fees	157,045	122,149	245,194	383,010
Sales and marketing	451,504	97,102	678,461	188,566
General and administrative	433,023	316,554	791,127	602,265

	1,375,658	699,909	2,225,926	1,515,257

Income (loss) before income taxes	549,929	(93,274)	109,760	(404,351)
Provision for income taxes (benefit)	207,076	(79,975)	45,246	212,422

Net income (loss) from operations	342,853	(13,299)	64,514	(616,773)

Net realized and unrealized gains (losses):
Net realized gain (loss) on investment, net of income tax benefit of $212,391 and $764,252 for the three and six months ended June 30, 2004, respectively, and ($4,180) and ($105,849) for the three and six months ended June 30, 2003, respectively	352,028	(6,929)	1,266,711	(175,440)
Change in unrealized appreciation (depreciation) of non-controlled affiliate investments, net of deferred income tax expense (benefit) of ($886,342) and $3,814,608 for the three and six months ended June 30, 2004, respectively, and $357,908 and ($361,327) for the three and six months ended June 30, 2003, respectively	(1,469,070)	885,061	6,321,643	(2,134,394)

Net increase (decrease) in net assets from operations	($774,189)	$864,833	$7,652,868	$(2,926,607)

Conference Call at 11:30 a.m. EDT on Monday, August 9, 2004
UTEK will host a conference call at 11:30 a.m. (EDT) August 9, 2004 to discuss second quarter financial results. All interested parties are welcome to attend the live conference call by dialing 1-800-322-0079. For international callers, please call 973-935-2401.

About UTEK Corporation

UTEK is a leading, market-driven technology transfer company that enables companies to rapidly acquire innovative technologies from universities and research laboratories. We are the only company that facilitates the identification and acquisition of external technologies for clients in exchange for their equity securities, while allowing research institutions to receive 100% of the royalties. We call this process U2B®. We seek to transfer proprietary technologies to create product differentiation, resulting in a strategic marketplace advantage. For more information about UTEK, please visit its website at www.utekcorp.com.

Forward-Looking Statements

Certain matters discussed in this press release are “forward-looking statements.” These forward- looking statements can generally be identified as such because the context of the statement will include words such as “expects,” “should,” “believes,” “anticipates” or words of similar import. Similarly, statements that describe UTEK’s future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties, including the financial performance of UTEK and market valuations of its stock, which could cause actual results to differ materially from those currently anticipated. Although UTEK believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, UTEK can give no assurance that its expectations will be attained. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating any forward-looking statements. Certain factors could cause results and conditions to differ materially from those projected in these forward-looking statements, and some of these factors are discussed below. These factors are not exhaustive. New factors, risks and uncertainties may emerge from time to time that may affect the forward-looking statements made herein. These forward-looking statements are only made as of the date of this press release and UTEK undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

UTEK’s operating results could fluctuate significantly due to a number of factors. These factors include the small number of transactions that are completed each quarter, the value of individual transactions, the timing of the recognition and the magnitude of unrealized gains and losses, UTEK’s dependence on the performance of a limited number companies in its portfolio (including its dependence on the financial performance of Circle Group Holdings, Inc.), the possibility that advances in technology could render the technologies it has transferred obsolete, the loss of technology licenses by companies in its portfolio, the degree to which it encounters competition in its markets, the volatility of the stock market and the volatility of the valuations of the companies it has invested in as it relates to its realized and unrealized gains and losses, the concentration of investments in a small number of companies, as well as other general economic conditions. As a result of these factors, current results may not be indicative of UTEK’s future performance. For more information on UTEK and for a more complete discussion of the risks pertaining to an investment in UTEK, please refer to UTEK’s filing with the Securities and Exchange Commission.

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